Exhibit 99.1 Resignation Notice from William H. Gray, dated January 30, 2020.

RESIGNATION AS THE CHIEF FINANCIAL OFFICER

OF

WYTEC INTERNATIONAL, INC.

A Nevada Corporation

I hereby resign as the chief financial officer of Wytec International, Inc., a Nevada corporation, in order to facilitate the appointment of Donna Ward to that position, effective January 30, 2020.

/s/ William H. Gray

______________________________________

William H. Gray, resigning Chief Financial Officer